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                                                                   EXHIBIT 10.92

                               BAILMENT AGREEMENT

THIS BAILMENT AGREEMENT IS MADE EFFECTIVE THIS 3RD DAY OF FEBRUARY, 1997, BY AND BETWEEN WILSHIRE TECHNOLOGIES, INC. (HEREINAFTER REFERRED TO AS "BAILOR"), ADVANCED BARRIER TECHNOLOGIES DE MEXICO SA DE CV (HEREINAFTER REFERRED TO AS "BAILEE"), AND ADVANCED BARRIER TECHNOLOGIES, INC. (HEREINAFTER REFERRED TO AS "ABT"), EXECUTED BY AND BETWEEN MR. JOHN VAN EGMOND IN REPRESENTATION OF THE "BAILOR", AND MR. RALPH SIAS IN REPRESENTATION OF THE "BAILEE", AND IN REPRESENTATION OF ABT, PURSUANT TO THE FOLLOWING RECITALS AND CLAUSES:


                                    RECITALS


I.               BAILOR states:


       a) That it is a corporation organized and existing under the Laws of the State of California, with its principal place of business located at 5441 Avenida Encinas, Suite A, Carlsbad, California.

       b) That it is the owner of the machinery and equipment subject matter of this Agreement.

       c) That it is willing to grant in commodatum to BAILEE the possession of the machinery, tools, equipment and components listed in EXHIBIT "A" which is attached to this Agreement, (HEREINAFTER REFERRED TO AS THE "EQUIPMENT").

II.              BAILEE states:

       a) That it is a company organized and existing under the laws of Mexico, with its principal place of business located at Avenida Ferocarril Km. 14.5, Bodega 9-10, Centro Industrial Limon Los Pinos, Tijuana, Baja California, Mexico.





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       b)        That it is a company devoted to providing manufacturing
                 services, and that on April 11, 1996, its parent company executed a MANUFACTURING AND SUPPLY AGREEMENT with BAILOR for the manufacture of certain products in Mexico.

       c) That it wishes to have in commodatum the Equipment referred to above in order to fulfill the purposes mentioned hereinafter.

                      IN CONSIDERATION OF THE FOREGOING,
                      THE PARTIES AGREE ON THE FOLLOWING:

                                    CLAUSES

FIRST.-          PURPOSE OF THE AGREEMENT

                 BAILOR gratuitously grants to BAILEE the use of the Equipment referred to in EXHIBIT "A" of this Agreement, for the exclusive purpose of complying with its obligations under the MANUFACTURING AND SUPPLY AGREEMENT executed by BAILEE's parent company and BAILOR on April 11, 1996, and the SECOND ADDENDUM TO THE MANUFACTURING AND SUPPLY AGREEMENT dated February 3, 1997. Title and ownership of the Equipment shall at all times remain vested in BAILOR.

SECOND.-                  DELIVERY OF EQUIPMENT

                 BAILOR shall deliver the Equipment to BAILEE in commodatum, at the times agreed to by the parties. BAILEE hereby expressly acknowledges receipt of the Equipment listed in EXHIBIT "A". The parties may from time to time amend the list attached as EXHIBIT "A" so that it may include Equipment which may be delivered to BAILEE in the future by agreement of the parties. These will be complete with all their parts, additions and accessories in operating condition.





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                 BAILOR will deliver the Equipment at Coastline de Mexico SA de
CV, C/O Miles & Joffroy, 2675 Customhouse Court, Suite A, San Diego,
California, 92173, United States of America and the BAILEE shall import the Equipment into Mexico under the temporary importation regime under BAILEE's manufacturing services. Any item added to the Equipment delivered to the BAILEE in the terms and conditions herein established shall continue to be imported on a temporary basis and must be used in the domicile located at Avenida Ferocarril Km. 14.5, Bodega 9-10, Centro Industrial Limon Los Pinos, Tijuana, Baja California, Mexico.

                 BAILEE shall comply with all legal provisions applicable to the temporary importation of the Equipment and shall provide all the administrative services necessary to carry out the importation of the Equipment into Mexico. BAILEE shall appear as the importer of record of the Equipment in all the paperwork and documents used for such importation into Mexico, however, it is expressly agreed that BAILOR is and shall continue to be the owner of the Equipment, thus the commercial invoice to be utilized to import the Equipment into Mexico shall have a provision stating the following:

       "This commercial invoice is issued exclusively for customs purposes in order to import into Mexico the goods covered by same and therefore does not transfer the ownership of the goods. In addition, the issuer reserves itself title over such goods."

                 BAILEE shall keep in the domicile designated in Recital II a) herein the permits, licenses and official documentation pertaining to the importation into Mexico of the Equipment.

                 BAILOR shall assume the costs of all duties, fees, expenses and customs brokers' fees, Mexican and American, incurred in importing, exporting and transporting the Equipment in Mexico pursuant to the terms and conditions set forth herein.





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THIRD.-          MAINTENANCE EXPENSES

                 The necessary expenses for the use, maintenance, repair and preservation of the Equipment hereby given in commodatum will be the exclusive responsibility of BAILOR.

FOURTH.-                  LOCATION OF MACHINERY

                 BAILEE shall maintain the Equipment at its current domicile and may not remove it from said location without the prior written consent of BAILOR.

FIFTH.-          NO DISPOSITION OR ENCUMBRANCES

                 BAILEE shall not sell, assign its rights hereunder, or in any manner encumber, pledge, or otherwise cause a lien on the Equipment. BAILEE further agrees to protect the Equipment from any and all third party claims and for such purposes agrees and undertakes to file this Agreement for registration with the Public Registry of Property of Tijuana, Baja California, Mexico, within the thirty (30) days following its date of execution.

SIXTH.-          USE OF EQUIPMENT

                 BAILEE promises to use the Equipment only and exclusively for the purposes for which it was built, and will gear its operations to the capabilities thereof.

SEVENTH.-                 PRESERVATION OF EQUIPMENT

                 ABT covenants and agrees to diligently preserve and maintain the Equipment in the state in which it is received, excluding wear and tear due to normal operation.





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EIGHTH.-                  LOSS OF EQUIPMENT

                 BAILEE shall be liable towards BAILOR for the total or partial loss of the Equipment, as well as for the deterioration suffered thereby, except for the deterioration deriving from its normal use, even when such is a result of fortuitous cause or force majeure, until the Equipment is returned to BAILOR pursuant to the terms of this Agreement.

NINTH.-          INSURANCE

         BAILOR will contract with an authorized insurance company for an amount not less than the replacement value, as indicated by BAILOR, covering the Equipment that is the object of this Agreement, and will name BAILOR as the beneficiary of such insurance.

TENTH.-          RETURN OF EQUIPMENT

                 BAILEE shall cease using and immediately return the Equipment to BAILOR when BAILOR so requests it, since no specific duration for the commodatum has been agreed upon and hereunder. Therefore, pursuant to article 2385 of the Civil Code for the State of Baja California, BAILOR has the right to demand the return of the Equipment at any time, in which case this agreement will terminate.

ELEVENTH.-       DISCLAIMER OF LIABILITY

                 BAILOR does not assume any responsibility or commitment towards BAILEE, or towards any third party, with respect to their personal property or to their persons, resulting from the possession or use of the Equipment or from the lack of skill in using them, nor for any other reason whatsoever. BAILEE agrees to indemnify and hold BAILOR harmless with respect to any such responsibility, liability or commitment.





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TWELFTH.-                 INSPECTION

                 BAILOR reserves unto itself the right to inspect the Equipment at any time whatsoever, for the purpose of verifying the correct use and operation thereof.

THIRTEENTH.-     COMPLIANCE WITH LAWS

                 BAILEE covenants, at its cost, to comply with all laws, regulations and other legal provisions applicable to the Equipment and to notify BAILOR immediately, in writing, of any claim, demand, litigation, or any other lien, that might affect the Equipment.

FOURTEENTH.-     EXPENSES

                 All expenses related to the use, security measures, maintenance and operation of the Equipment will be borne by BAILOR.

FIFTEENTH.-      RECOVERY OF EQUIPMENT

                 BAILOR will have the right to recover the Equipment at any time and BAILEE covenants to return it upon request by the BAILOR. All expenses such as transportation will be the exclusive responsibility of BAILOR. BAILEE will provide BAILOR full cooperation in dismantling, removing and exporting the Equipment at any time before, during or after termination of this Agreement.

SIXTEENTH.-      TERM

                 Unless earlier terminated pursuant to Clause Tenth hereof, this Agreement will terminate immediately upon receipt by BAILEE of written notice from BAILOR.





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SEVENTEENTH.-    ARBITRATION

                 Any and all controversies or disputes between the parties arising under this Agreement shall be submitted to an arbitrator for final and binding resolution in accordance with the International Arbitration Rules of the American Arbitration Association. The site of the arbitration shall be at San Diego, California and the law of the State of California shall be applied by the arbitrators.

                 IN WITNESS WHEREOF, the parties hereto have caused this Bailment Agreement to be executed by their duly authorized representatives.


       BAILOR                                  BAILEE/ABT

/s/ John Van Egmond                                /s/ Ralph Sias
--------------------------------        ---------------------------------------
By: Wilshire Technologies, Inc.         By: Advanced Barrier Technologies de
                                             Mexico SA de CV
                                        By:  Advanced Barrier Technologies, Inc.
Name: John Van Egmond                   Name: Ralph Sias





        WITNESS                                           WITNESS
Wilshire Technologies, Inc.                   Advanced Barrier Technologies de
                                                       Mexico SA de CV
                                             Advanced Barrier Technologies, Inc.

/s/ James W. Klingler                                /s/ James Mullin
--------------------------                     --------------------------------




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                                   EXHIBIT A


                                   EQUIPMENT





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